EXHIBIT 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

                Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of First Consulting Group, Inc., a Delaware corporation (the “Company”), does hereby certify that:

(i)    the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 27, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2003	/s/ Luther J. Nussbaum
Luther J. Nussbaum
Chairman of the Board and Chief Executive Officer

Dated: August 11, 2003	/s/ Michael J. Puntoriero
Michael J. Puntoriero
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.